                                                                   EXHIBIT 11

             SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
            Computation of Net Loss Per Common Share (Unaudited)
                    (In thousands, except per share data)
                                 Three Periods Ended      Nine Periods Ended
                                ---------------------     -------------------
                                 Oct. 2,    Sept. 30,     Oct. 2,   Sept. 30,
                                ---------------------     -------------------
                                  1994         1993         1994      1993
                                ---------  ----------     --------  ---------
Primary
- -------
Loss before extraordinary loss
 and  cumulative effect of
 change in accounting
 principle                      ($10,329)    ($4,303)    ($24,424)   ($6,741)

Extraordinary loss from early
 extinguishment of debt, net
 of tax benefit of $ 0, $124,
 $3,551 and $4,982,
 respectively                          -         124       (5,326)    (7,474)

Cumulative effect of change in
 accounting principle                  -           -            -      7,742
                                --------     -------     --------    -------
Net loss                        ($10,329)    ($4,179)    ($29,750)   ($6,473)
                                ========     =======     ========    =======
Shares:
  Weighted average common
   shares outstanding             98,576      98,362       98,532     98,248
  Weighted average shares of
   restricted stock
   outstanding                       774         932          831        960

  Additional shares assuming
   exercise of stock options       1,744       2,841        2,028      2,905
                                --------     -------     --------    -------
  Weighted average common
   shares and common share
   equivalents outstanding -
   primary                       101,094     102,135      101,391    102,113
                                ========     =======     ========    =======
Loss before extraordinary loss
 and cumulative effect of
 change in accounting
 principle                        ($0.10)     ($0.04)      ($0.24)    ($0.07)

Extraordinary loss from early
 extinguishment of debt, net
 of tax benefit                        -           -        (0.05)     (0.07)

Cumulative effect of change in
 accounting principle                  -           -            -       0.08
                                --------     -------     --------    -------
Net loss                          ($0.10)     ($0.04)      ($0.29)    ($0.06)
                                ========     =======     ========    =======
Assuming Full Dilution
- ----------------------
Loss before extraordinary loss
 and cumulative effect of
 change in accounting
 principle                      ($10,329)    ($4,303)    ($24,424)   ($6,741)

Extraordinary loss from early
 extinguishment of debt, net
 of tax benefit of $ 0, $124,
 $3,551 and $4,982,
 respectively                          -         124       (5,326)    (7,474)

Cumulative effect of change in
 accounting principle                  -           -            -      7,742
                                --------     -------     --------    -------
Net loss                        ($10,329)    ($4,179)    ($29,750)   ($6,473)
                                ========     =======     ========    =======
Shares:
  Weighted average common
   shares outstanding             98,576      98,362       98,532     98,248
  Weighted average shares of
   restricted stock
   outstanding                       774         932          831        960

  Additional shares assuming
   exercise of stock options       1,778       2,853        2,045      2,925
                                --------     -------     --------    -------
  Weighted average common
   shares and common share
   equivalents outstanding -
   fully diluted                 101,128     102,147      101,408    102,133
                                ========     =======     ========    =======
Loss before extraordinary loss
 and cumulative effect of
 change in accounting
 principle                        ($0.10)     ($0.04)      ($0.24)    ($0.07)

Extraordinary loss from early
 extinguishment of debt, net
 of tax benefit                        -           -        (0.05)     (0.07)

Cumulative effect of change in
 accounting principle                  -           -            -       0.08
                                --------     -------     --------    -------
Net loss                          ($0.10)     ($0.04)      ($0.29)    ($0.06)
                                ========     =======     ========    =======